    As filed with the Securities and Exchange Commission on October 26, 2001.
                           Registration No. 333-79437
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                               JCC HOLDING COMPANY
               (Exact name of issuer as specified in its charter)


         DELAWARE                                        62-1650470
 (State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No.)


                                 ONE CANAL PLACE
                           365 CANAL STREET, SUITE 900
                          NEW ORLEANS, LOUISIANA 70130
                                 (504) 533-6000
  (Address, including zip code, and telephone number, of registrant's principal executive offices)

                JCC HOLDING COMPANY 1998 LONG-TERM INCENTIVE PLAN
        JCC HOLDING COMPANY 1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                            (Full title of the plans)

                                                                            Copy to:
                   L. CAMILLE FOWLER                                       MARK COFFIN
                    ONE CANAL PLACE                                      ADAMS & REESE LLP
               365 CANAL STREET, SUITE 900                            4400 ONE HOUSTON CENTER
              NEW ORLEANS, LOUISIANA 70130                                 1221 MCKINNEY
                     (504) 533-6000                                       HOUSTON, TX 77098
(Name, address, including zip code, and telephone number,                 (713) 652-5151
       including area code, of agent for service)

                                EXPLANATORY NOTE

         The registrant hereby deregisters 900,000 shares of its Class A common stock, $0.01 par value per share, which were registered by the registrant on its Registration Statement on Form S-8 (Registration No. 333-79437) (the "Registration Statement") for issuance through the JCC Holding Company 1998 Long-Term Incentive Plan and the JCC Holding Company Non-Employee Director Stock Option Plan (the "Plans"). As indicated in its Form 8-K as of March 29, 2001, pursuant to the registrant's Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code as of February 8, 2001 (the "Joint Plan of Reorganization"), all authorized and outstanding shares Class A common stock were cancelled, including options and warrants issued with respect thereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Orleans, Louisiana, on October 25, 2001

                                     JCC HOLDING COMPANY

                                     By: /s/ Paul D. Debban
                                        ----------------------------------------
                                        Paul D. Debban
                                        President


                                POWER OF ATTORNEY

         Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Paul D. Debban and L. Camille Fowler, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 25th day of October 2001.


     Signature                                           Capacity
/s/ PAUL D. DEBBAN                                 President and Director
Paul D. Debban                                     (principal executive officer)

/s/ ANTHONY SANFILIPPO                             Director
Anthony Sanfilippo

/s/ CHRIS LOWDEN                                   Director
Chris Lowden

/s/ RUDY J. CERONE                                 Director
Rudy J. Cerone

/s/ EDDIE N. WILLIAMS                              Director
Eddie N. Williams

/s/ PHILIP G. SATRE                                Director
Philip G. Satre

/s/ PRESTON SMART                                  Director
Preston Smart

/s/ L. CAMILLE FOWLER                              Vice President - Finance,
L. Camille Fowler                                  Treasurer and Secretary
                                                   (principal financial and
                                                   accounting officer)